UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2020

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2020 Goli Sheikholeslami (the “Departing Director”) informed the Board of Directors (the “Board”) of DHI Group, Inc. (the “Company”) that she will resign her directorship on the Board effective December 31, 2020, and, as such, will not stand for re-election at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”). Her decision was not the result of any disagreement with the Company. In connection with the foregoing, the Board desired to immediately appoint one additional member to the Board and have the new member stand for re-election at the 2021 Annual Meeting.

Accordingly, on December 15, 2020, the Board appointed Elizabeth Salomon to serve on the Board as a Class I director via Unanimous Written Consent In lieu of Meeting of the Board of Directors of the Company (the “UWC”). On December 31, 2020, (i) the Departing Director will resign from the Board and (ii) Ms. Salomon will resign as a Class I director but will be immediately reappointed as a Class II director, filling the vacancy resulting from the Departing Director’s resignation. As a consequence thereof, Ms. Salomon, will stand for re-election as a Class II director at the 2021 Annual Meeting. Ms. Salomon’s initial, temporary appointment to Class I was effected solely to satisfy the requirements of the Company’s Amended and Restated Certificate of Incorporation that the three Classes be as nearly equal in number as possible, and her subsequent resignation from Class I and reappointment to Class II will be effected solely to satisfy the requirements of the Delaware General Corporation Law. Immediately following December 31, 2020, the number of directors constituting the entire Board will be reduced to eight, eliminating the vacancy caused by the resignation of the Departing Director.

Ms. Salomon has more than 30 years of experience leading financial teams at public and privately-held companies. She is the Chief Financial Officer at Xactly, a leading provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management, where she oversees finance, accounting, facilities and legal functions. Prior to Xactly, she held CFO positions at Cherwell Software, Marshall & Swift/Boeckh, and Ontario Systems, and has held senior finance positions at ChoicePoint (now LexisNexis) and Bank of America.

Ms. Salomon will serve as a member of the Company’s Audit Committee. The Company will pay Ms. Salomon the annual board fee of $35,000 for service on the Board. Ms. Salomon will receive $7,500 for her service on the Audit Committee. These cash payments will be prorated. This and the other components of the Company’s non-employee director compensation were disclosed in the Company’s proxy statement dated as of March 12, 2020 in connection with its 2020 annual meeting of stockholders. In connection with her appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, Ms. Salomon received a prorated grant of 19,550 shares of restricted stock and it is anticipated that she will be granted the same equity awards as those granted to other independent directors in the future.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Salomon or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

ITEM 7.01.    Regulation FD Disclosure.
On December 16, 2020, the Company issued a press release in connection with the foregoing. A copy of the press release is furnished as exhibit 99.1 hereto and is incorporated herein by reference.

(a)Financial Statements of Business Acquired.

Not applicable.
(b)Pro Forma Financial Information.
Not applicable.
(c)Shell Company Transactions.
Not applicable.
(d)Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated December 16, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	December 16, 2020	By: /S/ Brian P. Campbell
Name: Brian P. Campbell
Title: Chief Legal Officer

EXHIBIT INDEX
99.1	Press Release, dated November 4, 2020